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                                  Exhibit 10.2

November 4, 2002

Mr. Jerry Rayburn, Exec. V.P. Finance
Isomet Corporation
5263 Port Royal Road
Springfield, VA 22151

Re: Lease Intended as Security Lease Number 00954-00600 dated August 16, 2000 (the "Master Lease") between Banc of America Leasing & Capital LLC ("BALC") and Isomet Corporation ("Isomet") including Schedule Number 001 dated August 10, 2001 ("Schedule 1"), Schedule Number 002 dated December 06, 2001 ("Schedule 2"), and Schedule Number 003 dated March 12, 2002 ("Schedule 3")

Dear Jerry:

You have informed BALC that Isomet is in the process of obtaining a new working capital facility from RZB Finance LLC (the "RZB Facility") and that a portion of the proceeds of the RZB Facility will be used by Isomet to pay in full Isomet's credit facility with Bank of America, N.A. (the "BofA Credit Facility"). An event of default may have occurred under Section 12(a)(8) of the Master Lease because of the defaults and events of default that may have occurred under the BofA Credit Facility (such events of default under the Master Lease, collectively, the "BofA Event of Default"). As you are also aware, an event of default under Section 12(a)(11) of the Master Lease will occur if the BofA Credit Facility is terminated (the "Facility Termination Event of Default"). The BofA Event of Default and the Facility Termination Event of Default shall collectively be referred to herein collectively as the "Acknowledged Events of Default."

In connection with the closing of the RZB Facility, Isomet has requested that BALC modify one provision of the Master Lease and waive any prior occurrence and continuation, for a period of one year, of the Acknowledged Events of Default.

Subject to the provisions contained below in this letter, BALC agrees to waive any prior occurrence and continuation, until November 5, 2003, the Acknowledged Events of Default and amend the Master Lease as follows:

         (1)     Section 10(c) of the Master Lease is deleted.

         (2)     Schedule 1 shall be amended to provide that:
                 (a) the interest rate used to calculate the Base Rent (as defined in Schedule 1) under Schedule 1 shall be increased to ten percent (10%) per annum;
                 (b) Isomet shall make additional rent payments under Schedule 1 in the amount of $50,000 on each of the following dates: on the date that the RZB Facility is closed and funded (if the RZB Facility is closed and funded after November 5, 2002, such payment shall be in the amount of $50,000 plus an amount equal to $13.89 multiplied by the number of days that elapse between November 5, 2002 and the date on which the RZB Facility is closed and funded), on February 5, 2003, on May 5, 2003 and on August 3, 2003; and

                 (c) the Base Rent under Schedule 1 shall be amended to be in the following amounts for the following dates: $19,956.23 for each of the payments due December 5, 2002, January 5, 2003 and February 5, 2003; $18,540.39 for each of the payments due March 5, 2003, April 5, 2003 and May 5, 2003; $17,033.45 for each of the payments due June 5, 2003, July 5,

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Isomet Corporation
November 4, 2002
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2003 and August 5, 2003 and $15,420.09 for each of the payments due on September
5, 2003 and October 5, 2003. Because the waiver described in this letter will expire on November 5, 2003, the entire unpaid balance of the Base Rent under
Schedule 1 (which is estimated to be $454,916.89) shall be due and payable in full on November 5, 2003. The Amortization Schedule attached to Schedule 1 is deleted and the new Amortization Schedule attached hereto and made a part hereof as Exhibit A shall be inserted into Schedule 1 as the Amortization Schedule for
Schedule 1.

         (3)     Schedule 2 shall be amended to provide that:
                 (a) the interest rate used to calculate the Base Rent (as defined in Schedule 2) under Schedule 2 shall be increased to ten percent (10%) per annum; and

                 (b) the Base Rent under Schedule 2 shall be amended to be $3,723.43 each month commencing on December 5, 2002 and continuing on the 5/th/ day of each month thereafter to and including October 5, 2003. Because the waiver described in this letter will expire on November 5, 2003, the entire unpaid balance of the Base Rent under Schedule 2 (which is estimated to be $123,543.05) shall be due and payable in full on November 5, 2003. The Amortization Schedule attached to Schedule 2 is deleted and the new Amortization Schedule attached hereto and made a part hereof as Exhibit B-1 and Exhibit B-2 shall be inserted into Schedule 2 as the Amortization Schedules for Schedule 2.

         (4)     Schedule 3 shall be amended to provide that:
                 (a) the interest rate used to calculate the Base Rent (as defined in Schedule 3) under Schedule 3 shall be increased to ten percent (10%) per annum; and

                 (b) the Base Rent under Schedule 3 shall be amended to be $220.97 each month commencing on December 5, 2002 and continuing on the 5/th/ day of each month thereafter to and including October 5, 2003. Because the waiver described in this letter will expire on November 5, 2003, the entire unpaid balance of the Base Rent under Schedule 3 (which is estimated to be $7,803.56) shall be due and payable in full on November 5, 2003. The Amortization Schedule attached to Schedule 3 is deleted and the new Amortization Schedule attached hereto and made a part hereof as Exhibit C shall be inserted into Schedule 3 as the Amortization Schedule for Schedule 3.

         BALC's agreement to enter into the amendment and waiver described in this letter is expressly conditioned upon (i) Isomet's acknowledgement and agreement to the following terms and provisions (each of which shall automatically be effective upon Isomet's execution of this letter), (ii) Isomet's payment of all of BALC' legal fees and expenses incurred in connection with the negotiation, preparation and closing of the amendment and waiver described in this letter, and (iii) the closing and funding of the RZB Facility on or before November 12, 2002:

         (a) Isomet agrees that the waivers described in this letter are expressly limited to the terms set forth in this letter and only for the time periods set forth in this letter.

         (b) Isomet agrees that BALC has not and does not waive any defaults or events of default under the Master Lease or any of Schedules 1, 2 or 3 except for the Acknowledged Events of Default, and that any default or event of default now existing or hereafter arising under the Master Lease or any of Schedules 1, 2 or 3 shall constitute a default or an event of default, as the case may be, under the Master Lease; and BALC shall have the right to exercise any or all of the

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Isomet Corporation
November 4, 2002
Page 3

rights and remedies under the Master Lease, under Schedules 1, 2 and/or 3, at law or in equity, all of which rights and remedies are hereby expressly reserved by BALC.

         (c) Isomet represents and warrants to BALC (which representations and warranties shall survive the closing of the amendment and waiver described in this letter) that, other than the Acknowledged Events of Default, there are no defaults or events of default under the Master Lease or any of Schedules 1, 2 or
3. Isomet shall have agreed that its failure to comply with any of the terms or conditions contained in this letter (or any breach of any representation or warranty contained in this letter) shall constitute an event of default under the Master Lease and Schedules 1, 2 and 3, and BALC shall have the right to exercise any or all of the rights and remedies under the Master Lease, under Schedules 1, 2 and/or 3, at law or in equity without notice to or demand on Isomet or any other person or entity.

         (d) Isomet expressly reaffirms all of the covenants, duties and obligations under the Master Lease and Schedules 1, 2 and 3, as amended by this letter.

         (e) Isomet, on behalf of itself and its parent, subsidiaries, affiliates, employees, officers, directors, agents, attorneys, accountants, consultants, insurers, successors and assigns, hereby releases, acquits and forever discharges BALC and its parents, subsidiaries, affiliates, employees, officers, directors, agents, attorneys, accountants, consultants, insurers, successors and assigns from any and all claims, counterclaims, demands, rights of action, causes of action, debts, damages (actual or punitive), costs, expenses, attorneys' fees, and all liabilities and responsibilities of every kind or character (all such claims, counterclaims, demands, rights of action, causes of action, debts, damages (actual or punitive), costs, expenses, attorneys' fees, liabilities and responsibilities shall collectively be referred to as the "Liabilities"), howsoever arising, including without limitation Liabilities arising out of or in connection with the Master Lease, Schedules 1, 2 and/or 3, this letter, or any other documents, instruments or papers concerning or in any way relating to any of the foregoing, regardless of whether the Liabilities are known or unknown, now existing or hereafter arising, joint or several, at law or in equity, arising by statute, contract, warranty or tort, and regardless of whether the Liabilities have heretofore been asserted.

         (f) The closing and funding of the RZB Facility shall occur on or before November 12, 2002, and the payment in full of all amounts due under the BofA Credit Facility.

         (g) Isomet shall pay to BALC all of BALC's legal fees and expenses incurred in connection with the negotiation, preparation and closing of the amendment and waiver described in this letter.

Please sign, date and return one copy of this letter to the undersigned by facsimile and send the original of this letter to the undersigned by overnight mail to the undersigned for delivery not later than 11:00 a.m. on November 5, 2002. Upon (i) BALC's receipt of an original of this letter executed and dated by Isomet, (ii) Isomet's payment to BALC of the $50,000 payment described in
Item 2(b) above, (iii) Isomet's payment of all of BALC's legal fees as described above, (iv) Isomet's written certification to BALC that (A) the RZB Facility has been closed and funded on or prior to November 12, 2002, (B) the BofA Credit Facility has been paid in full, and (C) all of the agreements, covenants, representations and warranties contained in Items (a) to and including (e) above are reaffirmed and continue to be true and correct as of the date of such written certification, BALC shall send to Isomet a written confirmation that all of the terms and

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Isomet Corporation
November 4, 2002
Page 4

conditions of this letter have been complied with. Upon BALC's sending of such written confirmation, any prior occurrence and continuation of the Acknowledged Event of Default shall

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Isomet Corporation
November 4, 2002
Page 5

be waived until November 5, 2003 and the Master Lease and Schedules 1, 2 and 3 shall automatically be amended as provided herein without any further action by BALC or Isomet.

Sincerely,



Pamela J. Grillet
Principal, Special Assets Group

Attachments

Accepted and Agreed to this
___ day of November, 2002.

Isomet Corporation

By:____________________________
   Name: ______________________
   Title: _____________________

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